SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2014

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On Tuesday, June 10, 2014, Aaron’s, Inc. (the “Company”) held its annual meeting of shareholders in Atlanta, Georgia.  As of the record date, April 17, 2014, there were 72,320,357 shares of Common Stock entitled to vote at the annual meeting.  Represented at the meeting in person or by proxy were 66,381,276 shares representing 91.79% of the total shares of Common Stock entitled to vote at the meeting.

The purpose of the meeting was to vote on a proposal to declassify the board of directors such that the current proposed slate would be elected for one year terms and each class of directors would be elected for one year terms going forward as their current terms expire. The following table sets forth the results of the vote on the matter:

Number of Votes
For	66,002,251
Against	336,091
Abstain	39,233

The purpose of the meeting was also to re-elect three Class I directors to a one-year term expiring in 2015.  The shareholders re-elected all three directors.  The following table sets forth the results of the vote on the matter:

	Number of Votes
	For	Withheld	Non-Vote
Ray M. Robinson	54,131,687	12,249,629	—
Ronald W. Allen	56,741,545	9,603,771	—
Brian R. Kahn	66,172,447	208,879	—

Continuing Class II Directors serving until the 2015 annual meeting of shareholders are Kathy T. Betty, Leo Benatar, and John B. Schuerholz. Continuing Class III Directors serving until the 2016 annual meeting of shareholders are Cynthia N. Day, Hubert L. Harris, and David L. Kolb.

The purpose of the meeting was also to vote on a non-binding resolution to approve the compensation of the Company’s Named Executive Officers.  The shareholders voted, on an advisory basis, in favor of the non-binding resolution.  The following table sets forth the results of the vote on the matter:

Number of Votes
For	59,919,879
Against	4,501,321
Abstain	1,960,076

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: June 16, 2014		Gilbert L. Danielson Executive Vice President and Chief Financial Officer